As filed with the Securities and Exchange Commission on May 18, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2004

EQUITY RESIDENTIAL

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 400 Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 474-1300

http://www.equityapartments.com

(Registrant’s web site)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events

Equity Residential (the “Company”) is re-issuing in an updated format its historical financial statements to satisfy SEC requirements as they relate to Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

In compliance with the provisions of SFAS No. 144, the results of operations of the Company’s consolidated properties that were sold during the first quarter of 2004 were reported as a component of discontinued operations for each period presented (including the comparable period of the prior year) in the Company’s first quarter 2004 quarterly report on Form 10-Q filed with the SEC on May 7, 2004.  Under SEC requirements, the same reclassification as discontinued operations is required for previously issued annual financial statements for each of the three years shown in the Company’s most recent annual report on Form 10-K, if those financial statements are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the sale date.  These reclassifications have no effect on the Company’s previously reported net income available to Common Shares or funds from operations (“FFO”).

This report on Form 8-K updates Items 6, 7, 8 and 15 (Exhibit 12 only) of the Company’s annual report on Form 10-K for the years ended December 31, 2003, 2002 and 2001 to reclassify those properties sold during the first quarter of 2004 as a component of discontinued operations for each period presented in the annual report.  All other items of the Company’s Form 10-K remain unchanged.  No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit Number	Exhibit

23.1	Consent of Independent Auditors
99.1

Form 10-K, Item 6. Selected Financial Data
Form 10-K, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Form 10-K, Item 8. Financial Statements and Supplementary Data
Form 10-K, Item 15 (Exhibit 12 Only). Computation of Ratio of Earnings to Combined Fixed Charges

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: May 18, 2004	By:	/s/ DAVID J. NEITHERCUT

	Name:	David J. Neithercut

	Its:	Executive Vice President, Corporate Strategy and Chief Financial Officer

Date: May 18, 2004	By:	/s/ MICHAEL J. McHUGH

	Name:	Michael J. McHugh

	Its:	Executive Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit

23.1	Consent of Independent Auditors
99.1

Form 10-K, Item 6. Selected Financial Data
Form 10-K, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Form 10-K, Item 8. Financial Statements and Supplementary Data
Form 10-K, Item 15 (Exhibit 12 Only). Computation of Ratio of Earnings to Combined Fixed Charges